UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

BGO Industrial Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-271906	92-0245532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue

18th Floor

New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 359-7800

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 7, 2023, the sole stockholder of BGO Industrial Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), acted by unanimous written consent to approve certain amendments to the Company’s charter (as amended, the “Second Articles of Amendment and Restatement”). This action was taken as described further in Item 8.01 below.

Item 8.01. Other Events.

On September 7, 2023, the board of directors (the “Board”) of the Company approved the Second Articles of Amendment and Restatement and directed that the Second Articles of Amendment and Restatement be submitted to the sole stockholder of the Company for consideration and approval. As disclosed above in Item 5.07, the Second Articles of Amendment and Restatement were approved by unanimous written consent of the Company’s sole stockholder on September 7, 2023. Following the approval of the Board and the sole stockholder, the Company filed the Second Articles of Amendment and Restatement with the Maryland State Department of Assessments and Taxation, which became effective upon filing, on September 7, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGO Industrial Real Estate Income Trust, Inc.

Date: September 13, 2023
	By:	/s/ Michael Glimcher
	Name:	Michael Glimcher
	Title:	Chief Executive Officer and President